EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is entered into by __________________________, a _______ corporation (the "Employer") and a wholly-owned subsidiary of the Netgateway, Inc., a Delaware corporation (the "Company"), and _______________ (the "Employee"), and is dated effective as of the Effective Time (as defined in that certain Agreement and Plan of Merger among the Employer, the Company and Galaxy Acquisition Corp., a Delaware corporation ("GAC") dated March 10, 2000 (the "Merger Agreement")) of the merger of GAC with and into the Employer (the "Merger").

     Employer desires to retain the Employee to supply services to the Employer, and the Employee desires to provide the services to the Employer, on the terms and subject to the conditions set forth in this Agreement.

     In consideration of (i) the Employee's agreement to supply the services under this Agreement and (ii) the mutual agreements set forth below, the sufficiency of which is hereby acknowledged, the Employer and the Employee agree as follows:

     1. Services; Term.

     (a) The Employer hereby employs the Employee, and the Employee hereby agrees to be employed by the Employer, as _________ of the Employer, and the Employee will use his best efforts to perform services for the Employer in accordance with directions given to Employee from time to time by the Board of Directors of the Employer (the "Board").

     (b) The Employee shall participate in the operation of the business of the Employer (the "Business"), and assume and perform all duties and responsibilities consistent with his title and position (the "Services") as from time to time requested by the Employer.

     (c) The Employee shall be employed for the period commencing on the effective date of this Agreement (the "Effective Date") and ending on the second anniversary of the Effective Date, unless sooner terminated pursuant to the provisions of this Agreement (such period being referred to as the "Employment Period"). If the Merger is not consummated pursuant to the Merger Agreement, this Agreement shall be of no force and effect.

     2. Performance by Employee. During the Employment Period, the Employee shall devote all of his business time, attention, knowledge and skills to, and use his best efforts to perform, the Services and shall promote the interests of the Employer in carrying out the Services. Other than the restrictions contained in Sections 5 and 6 of this Agreement, nothing herein shall be deemed to preclude the Employee from continuing to serve on the board of directors of any business corporation or any charitable organization on which he now serves or, subject to the prior approval of the Board, from accepting appointment to additional boards of directors, provided that such activities do not materially interfere with the performance of Employee's duties hereunder.

     3. Compensation and Benefits. During the Employment Period:

     (a) Base Compensation. As compensation for the Services, the Employer shall pay Employee an annual base salary at the rate of $_______ per year or such higher amount as the Employer's Compensation Committee (the "Committee") may from time to time determine (the "Base Salary"), payable in accordance with the Employer's payroll practices. The Base Salary shall be increased (but not decreased, unless a change in job duties substantiates a decrease in salary and such decrease is approved by the Employee's manager or direct superior) for cost of living adjustments, and subject to discretionary increase (or decrease, if a change in job duties substantiates a decrease in salary), as determined by an annual review by the Committee on or prior to each anniversary of the Effective Date.

     (b) Cash Bonuses. In the event that Employee shall be employed by the Employer on September 1, 2000, Employee shall be entitled to a one-time cash bonus of $______. In addition, for each calendar year during the Employment Period, Employee shall be entitled to participate in any annual bonus plan of the Employer and to receive an annual performance bonus from the Employer in accordance with the terms thereof.

     (c)  Stock  Options.  The  Employee  has  been or will be  granted  options pursuant to the Company's 1999 Stock Option Plan for Senior Executives (the "Options") to purchase up to ______ shares of the common stock, par value $.001 per share, of the Company, on terms and conditions to be embodied in a separate agreement between the Employer and the Employee to be entered into as of the date of the closing of the merger between the Company and Employer, substantially in the form annexed hereto as Exhibit A (the "Option Agreement").

     (d) Benefit Plans. The Employee shall be entitled to receive benefits from the Employer consistent with those in effect for the Employer's employees, as those benefits are revised from time to time by the Board of Directors of the Employer. Except as specifically provided in this Section 3, nothing contained herein is intended to require the Employer to maintain any existing benefits or create any new benefits.

     (e) Vacations and Holidays. The Employee shall be entitled to vacation and paid holidays in accordance with the Employer's policy.

     4. Termination.

     (a) Death or Disability. If the Employee dies during the Employment Period, the Employment Period shall terminate as of the date of the Employee's death. If the Employee becomes unable to perform the Services for 180 consecutive days due to a physical or mental disability, (i) the Employer may elect to terminate the Employment Period any time thereafter, and (ii) the Employment Period shall terminate as of the date of such election. All disabilities shall be certified by a physician acceptable to both the Employer and the Employee, or, in case the Employer and the Employee cannot agree upon a physician within 15 days, then by a physician selected by physicians designated by each of the Employer and the Employee. The Employee's failure to submit to any physical examination by such physician after such physician has given reasonable notice of the time and place of such examination shall be conclusive evidence of the Employee's inability to perform his duties hereunder.

     (b) Cause. The Employer, at its option, may terminate the Employment Period and all of the obligations of the Employer under this Agreement for Cause. The Employer shall have "Cause" to terminate the Employee's employment hereunder in the event of (i) the Employee's conviction of, or plea of guilty or nolo contendere to a felony, (ii) the Employee's gross negligence in the performance of the Services, which is not corrected within 15 business days after written notice, (iii) the Employee's knowingly dishonest act, knowing bad faith or willful misconduct, or a violation of Company or Employer policy in the performance of the Services to the material detriment of the Company or Employer, or (iv) the Employee's other material breach of his obligations under this Agreement, which is not corrected within a reasonable period of time (determined in light of the cure appropriate to such material breach, but in no event less than 15 business days) after written notice.

     (c) Without Cause. The Employer, at its option, may terminate the Employment Period without Cause at any time or the Employee may in any time elect to terminate this Agreement, in each case upon 30 days advance written notice.

     (d) Termination by Employee for Good Reason. The Employee may terminate this Agreement upon 60 days prior written notice to the Employer for Good Reason (as defined below) if the basis for such Good Reason is not cured within a reasonable period of time (determined in light of the cure appropriate to the basis of such Good Reason, but in no event less than 15 business days) after the Employer receives written notice specifying the basis of such Good Reason. "Good Reason" shall mean (i) the failure of the Employer to pay any undisputed amount due under this Agreement; (ii) a substantial diminution in benefits provided under this Agreement (which shall not include any decrease in salary approved in accordance with Section 3(a) hereof); or (iii) the Employer's material breach of its obligations under this Agreement.

     (e) Without Good Reason. The Employee, at his option, may terminate the Employment Period without Good Reason at any time upon 30 days advance written notice.

     (f) Payments in the Event of Termination. Upon the termination of the Employment Period by reason of death or disability, by the Employee without Good

Reason, or by the Employer for Cause, the Employer shall pay to the Employee, or his estate, as the case may be, the Base Salary and Performance Bonus earned to the date of death or termination for disability or Cause, or date of termination by the Employee, as the case may be. In addition, all vested and unexercised Options shall remain exercisable by the Employee for a period of 365 days. Upon the termination of the Employment Period by the Employer without Cause or by the Employee for Good Reason, the Employer shall pay to the Employee (A) the Base Salary and Performance Bonus earned to the date of such termination, and (B) an additional amount in a lump sum in cash equal to the lesser of (x) the Base Salary at the time of termination for a period of six months; or (y) the Base
Salary at the time of termination for a period beginning on the date of such termination and ending on the date that the Employment Period would have ended pursuant to this Agreement had there been no termination of Employee's employment. In addition, all vested and unexercised Options shall become and remain exercisable by the Employee until the expiration date of the Options pursuant to the Option Agreement.

     (f) Termination of Obligations. In the event of termination of the Employment Period in accordance with this Section 4, all obligations of the Employer and the Employee under this Agreement shall terminate, except for any amounts payable by the Employer as specifically set forth in Sections 4(f) of this Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement, the provisions of Section 5 and Section 6 shall survive such termination in accordance with their respective terms, and the relevant provisions of Section 7 shall survive such termination indefinitely. In the event of termination of the Employment Period in accordance with this Section 4, the Employee agrees to cooperate with the Employer in order to ensure an orderly transfer of the Employee's duties and responsibilities.

     5. Confidentiality; Non-Disclosure.

     (a) Except as provided in this Section 5(a), the Employee shall not disclose any confidential or proprietary information of the Company and the Employer or of their affiliates or subsidiaries to any person, firm, corporation, association or other entity (other than the Company, the Employer, their subsidiaries, officers or Employees, attorneys, accountants, bank lenders, agents, advisors or representatives thereof) for any reason or purpose whatsoever (other than in the normal course of business on a need-to-know basis after the Company or the Employer has received assurances that the confidential or proprietary information shall be kept confidential), nor shall the Employee make use of any such confidential or proprietary information for his own purposes or for the benefit of any person, firm, corporation or other entity, except the Company and the Employer. As used in this Section 5(a), the term "confidential or proprietary information" means all information which is or becomes known to the Employee and relates to matters such as trade secrets, research and development activities, new or prospective lines of business (including analysis and market research relating to potential expansion of the business), books and records, financial data, customer lists, marketing techniques, financing, credit policies, vendor lists, suppliers, purchases, potential business combinations, services procedures, pricing information and private processes as they may exist from time to time; provided that the term "confidential or proprietary information" shall not include information that is or become generally available to the public (other than as a result of a disclosure in violation of this Agreement by the Employee or by a person who received such information from the Employee in violation of this Agreement).

     (b) If the Employee is requested or (in the opinion of his counsel) required by law or judicial order to disclose any confidential or proprietary information, the Employee shall provide the Company and the Employer with prompt notice of any such request or requirement so that the Company or the Employer may seek an appropriate protective order or waiver of the Employe's compliance with the provisions of Section 5(a). The Employee will not oppose any reasonable action by, and will cooperate with, the Company or the Employer to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the confidential or proprietary information. If, failing the entry of a protective order or the receipt of a waiver hereunder, he is, in the opinion of his counsel, compelled by law to disclose a portion of the confidential or proprietary information, the Employee may disclose to the relevant tribunal without liability hereunder only that portion of the confidential or proprietary information which counsel advises the Employee he is legally required to disclose, and each of the parties hereto agrees to exercise such party's best efforts to obtain assurance that confidential treatment will be accorded such confidential or proprietary information. During the Employment Period, and for matters arising from events or circumstances occurring during the Employment Period, the Company and the Employer will provide for the defense of matters arising under this provision.

     6. Non-Solicitation. The Employee agrees that he shall not, during and for the period commencing on the Effective Date and ending on the date that is one year after the termination of the Employment Period, for any reason whatsoever, either individually or as an officer, director, stockholder, partner, agent or principal of another business firm, induce any Employee of the Company, the Employer or any of their affiliates or subsidiaries to terminate such person's employment with the Company, the Employer or such affiliate or subsidiary or hire any Employee of the Company, the Employer or any of their affiliates to work with any business affiliated with the Employee, provided, that the provisions of this Section 6 shall not apply in the event that the Company or the Employer materially breaches its obligations under this Agreement.

     7. General Provisions

     (a) Enforceability. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, although the Employee and the Employer consider the restrictions contained in this Agreement to be reasonable for the purpose of preserving the Employer's goodwill and proprietary right, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. It is expressly understood and agreed that although the Employer and the Employee consider the restrictions contained in Section 6 to be reasonable, if a final determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is unenforceable against the Employee, the provisions of this Agreement shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable.

     (b) Remedies. The parties acknowledge that the Company's and the Employer's damages at law would be an inadequate remedy for the breach by the Employee of any provision of Section 5 or Section 6, and agree in the event of such breach that the Company or the Employer may obtain temporary and permanent injunctive relief restraining the Employee from such breach, and, to the extent permissible under the applicable statutes and rules of procedure, a temporary injunction may be granted immediately upon the commencement of any such suit. Nothing contained herein shall be construed as prohibiting the Company or the Employer from pursuing any other remedies available at law or equity for such breach or threatened breach of Section 5 or Section 6 of this Agreement.

     (c) Withholding. The Employer shall withhold such amounts from any compensation or other benefits referred to herein as payable to the Employee on account of payroll and other taxes as may be required by applicable law or regulation of any governmental authority.

     (d) Assignment; Benefit. This Agreement is personal in its nature and the parties hereto shall not, without the written consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that the provisions hereof shall inure to the benefit of, and be binding upon, each successor of the Company and the Employer, whether by merger, consolidation, transfer of all or substantially all of its assets, or otherwise.

     (e) Indemnity. The Employer hereby agrees to indemnify and hold the Employee harmless consistent with the Employer's policy against any and all liabilities, expenses (including reasonable attorneys' fees and costs), claims, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any proceeding arising out of the Employee's employment with the Employer (whether civil, criminal, administrative or investigative, other than proceedings by or in the right of the Company or the Employer), if with respect to the actions at issue in the proceeding the Employee acted in good faith and in a manner Employee reasonably believed to be in, or not opposed to, the best interests of the Company and the Employer, and (with respect to any criminal action) Employee had no reason to believe Employee's conduct was unlawful. Said indemnification arrangement shall (i) survive the termination of this Agreement, (ii) apply to any and all qualifying acts of the Employee which have taken place during any period in which he was employed by the Employer, irrespective of the date of this Agreement or the term hereof, including, but not limited to, any and all qualifying acts as an officer and/or director of any affiliate while the Employee is employed by the Employer and (iii) be subject to any limitations imposed from time to time under applicable law.

     (f) Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, sent by overnight courier, or sent by facsimile (with confirmation of receipt), addressed as follows:

                  If to the Employer:

                                    Galaxy Enterprises, Inc.
                                    754 E. Technology Avenue
                                    Orem, Utah 84097
                                    Attention:  General Counsel
                                    Facsimile:  801-228-9762

                  With copies to:

                                    Netgateway, Inc.
                                    300 Oceangate
                                    Long Beach, CA 90802
                                    Attention:  General Counsel
                                    Facsimile:  562-308-0021

                                    Nida & Maloney LLP
                                    800 Anacapa Street
                                    Santa Barbara, CA  93101
                                    Attention:  C. Thomas Hopkins, Esq.
                                    Facsimile:  805-568-1955

                  If to the Employee:

                                    _________________________
                                    _________________________
                                    _________________________
                                    _________________________
                                    Fax: ____________________

or at such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. If such notice or communication is mailed, such communication shall be deemed to have been given on the fifth business day following the date on which such communication is posted.

     (g) Dispute Resolution; Attorneys' Fees. The Employer and the Employee agree that any dispute arising as to the parties' rights and obligations hereunder shall be resolved by binding arbitration before a private judge to be determined by mutually agreeable means. In such event, the Employer and the Employee shall have the right to full discovery. The Employee shall have the right, in addition to any other relief granted by such arbitrator, to attorneys' fees in the event that a claim brought by the Employee is decided in the Employee's favor (with the amount of such fees being limited to those expended defending the claim or claims decided in favor of the Employee). Any judgment by such arbitrator may be entered into any court with jurisdiction over the dispute.

     (h) Acknowledgment. Employee acknowledges that he has been advised by Employer to seek the advice of independent counsel prior to reaching agreement with Employer or any of the terms of this Agreement.

     (i) Amendments and Waivers. No modification, amendment or waiver, of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     (j) Descriptive Headings; Certain Interpretations. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     (k) Counterparts; Entire Agreement. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. This Agreement contains the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersede all prior agreements or understandings among the parties with respect to the Employee's employment by the Employer.

     (l) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

     (m) CONSENT TO JURISDICTION. EACH OF THE COMPANY, THE EMPLOYER AND THE EMPLOYEE HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT LOCATED IN LOS ANGELES COUNTY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE EMPLOYEE AGREES NOT TO COMMENCE ANY LEGAL PROCEEDING RELATING THERETO EXCEPT IN SUCH COURT. EACH OF THE COMPANY, THE EMPLOYER AND THE EMPLOYEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH HE MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                            [Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                                      GALAXY ENTERPRISES, INC.


                                      By:  ______________________________
                                            John J. Poelman,
                                            President



                                      ____________________________________
                                      Name:

                         SCHEDULE OF OMITTED DOCUMENTS

Employment Agreement dated as of March 10, 2000, by and among John J. Poelman and Galaxy Enterprises, Inc., to act as President of Galaxy Enterprises, Inc., at a rate of compensation as follows: $143,000 per year, a one time bonus of $21,450 payable September 1, 2000, and Options to purchase 30,440 shares of Netgateway common stock.

Employment Agreement dated as of March 10, 2000, by and among Brandon Lewis and and Galaxy Enterprises, Inc., to act as Vice President of Galaxy Enterprises, Inc., at a rate of compensation as follows: $114,125 per year, a one time bonus of $17,119 payable September 1, 2000, and Options to purchase 20,000 shares of Netgateway common stock.

Employment Agreement dated as of March 10, 2000, by and among Frank C. Heyman and and Galaxy Enterprises, Inc., to act as Controller of Galaxy Enterprises, Inc., at a rate of compensation as follows: $90,700 per year, a one time bonus of $13,605 payable September 1, 2000, and Options to purchase 12,500 shares of Netgateway common stock.

Employment Agreement dated as of March 10, 2000, by and among Robert Green and Impact Media, Inc., to act as President of Impact Media, Inc., at a rate of compensation as follows: $104,000 per year, a one time bonus of $15,615 payable September 1, 2000 and Options to purchase 12,500 shares of Netgateway common stock.

Employment Agreement dated as of March 10, 2000, by and among David Wise and and Galaxy Enterprises, Inc., to act as Vice President-Operations of Galaxy Enterprises, Inc., at a rate of compensation as follows: $110,650 per year, a one time bonus of $16,598 payable September 1, 2000, and Options to purchase 15,000 shares of Netgateway common stock.

Employment Agreement dated as of March 10, 2000, by and among Benjamin Roberts and Impact Media, Inc., to act as Executive Vice President of Impact Media, Inc., at a rate of compensation as follows: $94,100 per year, a one time bonus of $14,115 payable September 1, 2000 and Options to purchase 11,000 shares of Netgateway common stock.